UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 8, 2017
(Date of Earliest Event Reported)

UBS Commercial Mortgage Trust 2017-C2
(Central Index Key Number 0001711142)
(Exact name of issuing entity)

UBS AG
(Central Index Key Number 0001685185)
Société Générale
(Central Index Key Number 0001238163)
German American Capital Corporation
(Central Index Key Number 0001541294)
Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)
Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)
CIBC Inc.
(Central Index Key Number 0001548567)
(Exact name of sponsor as specified in its charter)

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)
(Exact name of registrant as specified in its charter)

Delaware	333-207340-02	45-3587479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas	New York, New York	10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      212-713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of August 17, 2017, with respect to the UBS Commercial Mortgage Trust 2017-C2. The purpose of this amendment is to make clerical revisions to the agreement previously filed as Exhibit 4.1 to the Form 8-K. No other changes are being made to the Form 8-K other than the changes described above. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement filed as Exhibit 4.1 to the Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
Exhibit 4.1	Pooling and Servicing Agreement, dated and effective as of August 1, 2017, among UBS Commercial Mortgage Securitization Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017	UBS COMMERCIAL MORTGAGE
SECURITIZATION CORP.
(Registrant)

By: /s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President

By: /s/ David Schell
Name: David Schell
Title: Executive Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated and effective as of August 1, 2017, among UBS Commercial Mortgage Securitization Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.	(E)